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                               CERTIFICATE OF AMENDMENT
                                          OF
                              CERTIFICATE OF DESIGNATION


TRO LEARNING, INC., a corporation organized and existing under and by virtue of the General Corporation of the State of Delaware,

DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable that the following amendment to the Certificate of Designation of said corporation:

          RESOLVED, that the Certificate of Designation of TRO LEARNING, INC. for 540 shares of Series C Convertible Preferred Stock (the "Preferred Stock") of the Company filed on January 13, 1999, be amended by changing Sections 5(a)(ii) and 5(a)(iii)(C) of the Certificate of Designation, so that, as amended, Section 5(a)(ii) shall read as follows:

                    AUTOMATIC CONVERSION. Subject to the provisions in this paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on January 13, 2009 (such date the "AUTOMATIC CONVERSION DATE"), at the Conversion Price on the Automatic Conversion Date. The conversion contemplated by this paragraph shall not occur if (a) either (1) an Underlying Securities Registration Statement is not then effective or (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), without volume restrictions; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or
          (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the period for conversion under this Section shall be extended (on a day-for-day basis) and therefore the Automatic Conversion Date shall be deemed to be the date which is the number of Trading Days that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the Nasdaq National Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange, or the Nasdaq SmallCap Market (each, a "SUBSEQUENT MARKET"), (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Securities and Exchange Commission (the "COMMISSION") by the Effectiveness Date (as defined in the Registration Rights Agreement), or (c) if an Underlying Securities Registration Statement shall have been declared effective by the Commission, (x) the failure of such Underlying Securities Registration Statement to remain effective at all times thereafter as to all Underlying Shares, or (y) the suspension of the Holder's ability


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          to resell Underlying Shares thereunder after the Automatic Conversion
          Date originally noted above.

and so that, as amended, Section 5(a)(iii)(C) shall read as follows:

                    Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to issue in excess of 1,151,525 shares of Common Stock upon conversion of Preferred Stock (the "MAXIMUM SHARE AMOUNT"), which number shall be subject to adjustment pursuant to Section 5, PROVIDED, however that in the event that the 1999 fiscal year end pre-tax earnings are (i) less than $3,068,000.00, then the Maximum Share Amount shall be 1,703,470 shares of Common Stock or (ii) equal to or greater than $3,068,000.00 but less than $4,763,000.00, then the Maximum Share Amount shall be 1,362,776 shares of Common Stock. In accordance with the Purchase Agreement such number of shares of Common Stock shall be available on a pro rata basis based upon the pro rata purchase price for the Preferred Stock paid by the original Holders of Preferred Stock. Shares of Common Stock issued (i) in connection with the Conversion Notice delivered on January 13, 2001, (ii) on the Automatic Conversion Date pursuant to
          SECTION 5(a)(ii), and (iii) in respect of penalties and liquidated damages hereunder, shall not count towards the Maximum Share Amount referenced in this paragraph and penalties and liquidated damages shall be paid in cash unless otherwise agreed to by the Holder.

          SECOND: That in lieu of a meeting and vote of the stockholders of the Preferred Stock, said stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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          IN WITNESS WHEREOF, said TRO LEARNING, INC. has caused this certificate to be signed by John Murray, its Executive Vice President and Chief Financial Officer, this 5th day of March, 1999.



                                        TRO LEARNING, INC.



                                        By:
                                           -------------------------
                                             John Murray

                                        Its: Executive Vice President and Chief
                                          Financial Officer












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